DISTRIBUTION AGREEMENT

                                The Benham Group



         AGREEMENT between each of the open-end management investment companies listed on Schedule A, attached hereto, as of the dates noted on such Schedule A, together with all other open-end management investment companies subsequently established and made subject to this agreement in accordance with paragraph X (each a "Fund", or, collectively, the "Funds") and BENHAM DISTRIBUTORS, INC. ("Distributor"), a wholly-owned subsidiary of TWENTIETH CENTURY COMPANIES, INC. ("TCC") and a California corporation registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and with the California Department of Corporations under the California Corporations Code, and a member of the National Association of Securities Dealers, Inc., as follows:

I. GENERAL RESPONSIBILITIES. Each Fund herewith engages Distributor to act as exclusive distributor of the shares of its separate series, and any other series which may be designated from time to time hereafter ("Series"), named and described on Schedule A. Said sales shall be made only to Investors residing in those states in which each Fund is registered. After effectiveness of each Fund's registration statement, Distributor will hold itself available to receive by mail, telex and/or telephone, orders for the purchase of shares and will receive by mail, telex and/or telephone, orders for the purchase of shares and will accept or reject such orders on behalf of the Funds in accordance with the provisions of the applicable Funds prospectus, and will be available to transmit such orders as are so accepted to the Funds' transfer agent as promptly as possible for processing at the shares' net asset value next determined in accordance with the prospectuses.

          A. Offering Price. All shares sold by Distributor under this Agreement shall be sold at the net asset value per share ("Offering Price") determined in the manner described in each Fund's prospectus, as it may be amended from time to time, next computed after the order is accepted by Distributor. Each Fund shall determine and promptly furnish to Distributor a statement of the Offering Price of shares of said Fund's series at least once on each day on which the Fund is open for trading as described in its current prospectus.

          B. Promotion. Each Fund shall furnish to Distributor for use in connection with --------- the sale of its shares such written information with respect to said Fund as Distributor may reasonably request. Each Fund represents and warrants that such information, when authenticated by the signature of one of its officers, shall be true and correct. Each Fund shall also furnish to Distributor copies of its reports to its shareholders and such additional information regarding said Fund's financial condition as Distributor may reasonably request. Any and all representations, statements and solicitations respecting a Fund's shares made in advertisements, sales literature and in any other manner whatsoever shall be limited to and conform in all respects to the information provided hereunder.

          C. Regulatory Compliance. Each Fund shall prepare and furnish to Distributor ---------------------- from time to time such number of copies of the most recent form of its prospectus filed with the Securities and Exchange Commission as Distributor may
               reasonably   request  and  authorizes   Distributor  to  use  the
               prospectus in connection with the sale of its shares. All such sales shall be initiated by offer of, and conducted in accordance with, such prospectus and all of the provisions of the Securities and Exchange Act of 1933, the Investment Company Act of 1940
               ("1940 Act") and all the rules and regulations thereunder. Distributor shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may lawfully request in order to ascertain whether the Funds' operations are being conducted in a manner consistent with any applicable law or regulations.

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

          D. Acceptance. All orders for the purchase of its shares are subject to acceptance by each Fund.

          E. Compensation. Except for the promises of the Funds contained in this Agreement and its performance thereof, Distributor shall not be entitled to compensation for its services hereunder.

II.      EXPENSES.

          A. Each Fund shall pay all fees and expenses in connection with the preparation, printing and distribution to shareholders of its prospectus and reports and other communications to shareholders, future registrations of shares under the Securities Act of 1933 and the 1940 Act, amendments of the registration statement subsequent to the initial offering of shares, the qualification of shares for sale in jurisdictions designated by Distributor, the issue and transfer of shares, including the expenses of confirming purchase and redemption orders and of supplying information, prices and other data to be furnished by the Funds under this Agreement.

          B. Distributor shall pay all fees and expenses of printing and distributing any prospectuses or reports prepared for its use in connection with the distribution of shares, the preparation and mailing of any other advertisements or sales literature used by Distributor in connection with the distribution of such shares, its registration as a broker and the registration and qualification of its officers, directors and representatives under federal and state laws.

III. INDEPENDENT CONTRACTOR. Distributor shall be an independent contractor. Neither Distributor nor any of its officers, trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and employees.

IV. INDEMNIFICATION. Each of the parties to this Agreement shall defend, indemnify and hold the other harmless from and against any and all claims, demands, suits, actions, losses, damages and other liabilities arising from, or as a result of, the acts or omissions or acts and omissions of such party made or omitted in the course of performing this Agreement.

V. AFFILIATION WITH THE FUNDS. Subject to and in accordance with each Fund's formative documents, Section 10 of the 1940 Act and Article III of this Agreement, it is understood that the directors/trustees, officers, agents and shareholders of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor; that directors, officers, agents or shareholders of
          Distributor are or may be interested in the Funds as directors/trustees, officers, shareholders (directly or indirectly) or otherwise, and that the effect of any such interest shall be governed by said Act and Article.

VI. BOOKS AND RECORDS. It is expressly understood and agreed that all documents, reports, records, books, files and other materials relating to this Agreement and the services to be performed hereunder shall be the sole property of the Funds and that such property, to the extent held by Distributor, shall be held by Distributor as agent, during the effective term of this Agreement. This material shall be delivered to the applicable Fund upon the termination of this Agreement free from any claim or retention of rights by Distributor.

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
VII. SERVICES NOT EXCLUSIVE. The services of Distributor to the Funds hereunder are not to be deemed exclusive, and Distributor shall be free to render similar services to others.

VII. RENEWAL AND TERMINATION. The term of this Agreement shall be from the date of its approval by the vote of a majority of the board of directors/trustees of each Fund, and it shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of its directors/trustees, and the vote of a majority of those said directors/trustees who are neither parties to the Agreement nor interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. "Approved at least annually" shall mean approval occurring, with respect to the first continuance of the Agreement, during the ninety (90) days prior to and including the date of its termination in the absence of such approval, and with respect to any subsequent continuance, during the ninety (90) days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of the Agreement became effective.

                  This Agreement may be terminated at any time without payment of any penalty, by a Fund's board of directors/trustees, upon sixty
         (60) days written notice to Distributor,  and by Distributor upon sixty
         (60) days written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the Investment 1940 Act and Rule 18f-2 thereunder.

VIII. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

IX. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of California.

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



X. AMENDMENT. This Agreement and the Schedule A forming a part hereof may be amended at any time by a writing signed by each of the Parties. In the event that one or more additional Funds are established, and the governing bodies of said Funds by resolution indicate that the Funds are to be made Parties to this Agreement, Schedule A hereto shall be amended to reflect the addition of such new Funds, and such new Funds shall become Parties hereto. In the event that any of the Funds listed on Schedule A terminates its registration as a management investment company, or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such Fund.





By __/s/James M. Benham______________                __6/1/95__________________
     James M. Benham, President                      Date
     BENHAM DISTRIBUTORS, INC.






By __/s/Douglas A. Paul______________                __6/1/95___________________
     Douglas A. Paul, Secretary                      Date
     to the FUNDS





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



                             DISTRIBUTION AGREEMENT

                                  SCHEDULE A

     Effective as of the date herein below indicated, each of the open-end management investment companies listed below is hereby made a party to the Benham Group Distribution Agreement dated June 1, 1995.



================================================================================
                             FUND                         BOARD APPROVAL DATE
================================================================================
Capital Preservation Fund, Inc.                              April 3, 1995
================================================================================
Capital Preservation Fund II, Inc.                           April 3, 1995
================================================================================
Benham Target Maturities Trust
================================================================================
     1995 Portfolio                                          April 3, 1995
================================================================================
     2000 Portfolio                                                "
================================================================================
     2005 Portfolio                                                "
================================================================================
     2010 Portfolio                                                "
================================================================================
     2015 Portfolio                                                "
================================================================================
     2020 Portfolio                                                "
================================================================================
Benham Government Income Trust
================================================================================
     Benham Treasury Note Fund                               April 3, 1995
================================================================================
     Benham GNMA Income Fund                                       "
================================================================================
     Benham Government Agency Fund                                 "
================================================================================
     Benham Adjustable Rate Government Securities Fund             "
================================================================================
     Benham Short-Term Treasury and Agency Fund                    "
================================================================================
     Benham Long-Term Treasury and Agency Fund                     "
================================================================================
Benham California Tax-Free and Municipal Funds
================================================================================
     Tax-Free Money Market Fund                              April 3, 1995
================================================================================
     Tax-Free Intermediate-Term Fund                               "
================================================================================
     Tax-Free Long-Term Fund                                       "
================================================================================
     Municipal High Yield Fund                                     "
================================================================================
     Tax-Free Insured Fund                                         "
================================================================================
     Municipal Money Market Fund                                   "
================================================================================
     Tax-Free Short-Term Fund                                      "
================================================================================

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

================================================================================
                             FUND                         BOARD APPROVAL DATE
================================================================================
Benham Municipal Trust
================================================================================
     Benham National Tax-Free Money Market Fund           April 3, 1995
================================================================================
     Benham National Tax-Free Intermediate-Term Fund            "
================================================================================
     Benham National Tax-Free Long-Term Fund                    "
================================================================================
     Benham Florida Municipal Money Market Fund                 "
================================================================================
     Benham Florida Municipal Intermediate-Term Fund            "
================================================================================
     Benham Arizona Municipal Intermediate-Term Fund            "
================================================================================
Benham Equity Funds
================================================================================
     Benham Global Natural Resources Index Fund           April 3, 1995
================================================================================
     Benham Gold Equities Index Fund                            "
================================================================================
     Benham Income & Growth Fund                                "
================================================================================
     Benham Equity Growth Fund                                  "
================================================================================
     Benham Utilities Income Fund                               "
================================================================================
Benham International Funds
================================================================================
     Benham European Government Bond Fund                 April 3, 1995
================================================================================
Benham Manager Funds
================================================================================
     Benham Capital Manager Fund                          April 3, 1995
================================================================================
Benham Investment Trust
================================================================================
     Prime Money Market Fund                              April 3, 1995
================================================================================



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